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                                                                    EXHIBIT 24.2
                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, THAT: Each of the undersigned officers and directors of The E.W. Scripps Company, an Ohio corporation (the "Company"), has made, constituted and appointed, and by this instrument does make, constitute and appoint, Kenneth W. Lowe, Richard A. Boehne, Joseph G. NeCastro,
E. John Wolfzorn, Anatolio B. Cruz, III, M. Denise Kuprionis, William Appleton and Eric J. Geppert, any of whom may act, with full power of substitution and re-substitution, to affix for such person and in such person's name, place and stead, in any and all capacities as attorney-in-fact, such person's signature to a Registration Statement on Form S-3 or other form registering under the Securities Act of 1933, as amended, Class A Common Shares for a rescission offer to be made with regard to certain unregistered Class A Common Shares purchased by employees of the Company under the Company's Employee Stock Purchase Plan, and to any and all amendments, post-effective amendments, supplements and exhibits to such Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that each of such attorneys-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, this Power of Attorney (alone or in multiple counterparts all of which together shall constitute a single document) has been signed in the capacities indicated below on October 28, 2004.

/s/ William R. Burleigh                              /s/ Nicholas B. Paumgarten
-----------------------                              --------------------------
William R. Burleigh                                  Nicholas B. Paumgarten
Chairman of the Board                                Director

/s/ Kenneth W. Low                                   /s/ Paul K. Scripps
-------------------                                  ---------------------------
Kenneth W. Lowe                                      Paul K. Scripps
President, Chief Executive Officer and               Director
Director  (Principal Executive Officer)

/s/ Joseph G. NeCastro                               /s/ Edward W. Scripps
----------------------                               --------------------------
Joseph G. NeCastro                                   Edward W. Scripps, Jr.
Senior Vice President and Chief                      Director
Financial Officer (Principal Financial
and Accounting Officer)

/s/ John H. Burlingame                               /s/ Ronald W. Tysoe
----------------------                               --------------------------
John H. Burlingame                                   Ronald W. Tysoe
Director                                             Director

/s/ Jarl Mohn                                        /s/ Julie A. Wrigley
-------------                                        --------------------------
Jarl Mohn                                            Julie A. Wrigley
Director                                             Director

/s/ Jeff Sagansky                                    /s/ David A. Galloway
-----------------                                    --------------------------
Jeff Sagansky                                        David A. Galloway
Director                                             Director

                                                     /s/ Nackey E. Scagliotti
                                                     --------------------------
                                                     Nackey E. Scagliotti
                                                     Director